UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2014

OBA FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34593	27-1898270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20300 Seneca Meadows Parkway, Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 916-0742

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 7, 2014, F.N.B. Corporation (“F.N.B.”), the parent company of First National Bank of Pennsylvania, and OBA Financial Services, Inc. (“OBA”), the parent company of OBA Bank, entered into an Agreement and Plan of Merger, pursuant to which OBA will merge with and into F.N.B. As a result of the merger, the separate corporate existence of OBA will cease and F.N.B. will continue as the surviving corporation. The merger is expected to be completed in the third quarter of 2014, subject to approval of the merger by OBA shareholders, receipt of required regulatory and other approvals and satisfaction of customary closing conditions. Immediately after the merger is completed, OBA Bank, a federal savings bank, is to merge with and into First National Bank of Pennsylvania, a national association, with First National Bank of Pennsylvania being the surviving entity.

In the merger between OBA and F.N.B., all of the outstanding shares of OBA common stock will be cancelled, and holders of OBA common stock (excluding F.N.B., OBA and their respective subsidiaries, if applicable) will receive 1.781 shares of F.N.B. common stock for each share of OBA common stock they own. The exchange ratio is fixed and the transaction is expected to qualify as a tax-free exchange for shareholders of OBA.

The merger agreement contains various customary representations, warranties and covenants by OBA and F.N.B. OBA and F.N.B. agreed to conduct their respective businesses in the ordinary course and forbear from taking certain actions while the merger is pending. In addition, OBA agreed that it will not solicit or encourage proposals for an alternative business combination transaction or, subject to certain exceptions, enter into discussions or furnish information in connection with any proposals for alternative business combination transactions.

Upon completion of the merger, outstanding OBA stock options and restricted stock awards relating to shares of OBA common stock will be converted into options and restricted stock awards relating to shares of F.N.B. common stock, subject to adjustments based on the fixed exchange ratio of 1.781 shares of F.N.B. common stock per share of OBA common stock.

The merger will not be completed unless a number of customary closing conditions are met, including, among others, approval of the merger by OBA shareholders, the registration of the offering of the F.N.B. common stock to the OBA shareholders under the Securities Act of 1933, the listing of such stock for trading on the New York Stock Exchange, receipt of required regulatory and other approvals and the expiration of applicable statutory waiting periods, the accuracy of specified representations and warranties of each party, receipt of tax opinions from each party’s respective tax counsel, and the absence of any injunctions or other legal restraints.

The merger agreement contains termination rights which may be exercised by OBA or F.N.B. in specific circumstances, such as the following: a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the parties are unable to complete the merger by February 28, 2015; the other party has committed a breach of a representation, warranty or covenant which would prevent a closing condition from being satisfied and the breach is not or cannot be cured within 30 days; or OBA’s shareholders have failed to approve the merger. In addition, OBA may terminate the merger agreement to enter into an alternative business combination transaction pursuant to a “superior proposal”, as defined by the merger agreement. If the merger agreement is terminated under certain circumstances, OBA has agreed to pay F.N.B. a termination fee of $3.75 million.

In connection with the merger agreement, each of the persons currently serving as a director of OBA entered into a voting agreement with F.N.B. in which he or she agreed, among other things, to vote his or her shares of OBA common stock in favor of the merger.

The foregoing summary of the merger agreement and the voting agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of those agreements. As such, the merger agreement, which is attached hereto as Exhibit 2.1, is incorporated herein by reference; and the form of voting agreement, which is an exhibit to the merger agreement, is also incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the merger agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the merger agreement (i) will not survive consummation of the merger, unless otherwise specified therein, and cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement, except as the result of a willful breach, and (ii) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the merger agreement is included with this filing only to provide investors with information regarding the terms of the merger agreement, and not to provide investors with any other factual information regarding F.N.B., OBA, their respective affiliates or their respective businesses. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding F.N.B. or OBA, their respective affiliates or their respective businesses, the merger agreement and the merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of F.N.B. that will include a proxy statement of OBA and a prospectus of F.N.B., as well as in the Forms 10-K, Forms 10-Q and other filings that each of F.N.B. and OBA make with the SEC.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contain expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties.

In addition to factors previously disclosed in F.N.B.’s and OBA’s reports filed with the SEC and those identified elsewhere in this report, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by OBA shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the F.N.B. and OBA businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and legislative and regulatory actions and reforms. F.N.B. and OBA do not undertake any obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this report.

Additional Information About the Merger and Where to Find It

In connection with the merger, F.N.B. Corporation will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of OBA Financial Services, Inc. and a Prospectus of F.N.B., as well as other relevant documents concerning the proposed transaction.

SHAREHOLDERS OF OBA FINANCIAL SERVICES, INC. ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents F.N.B. and OBA have filed with the SEC, may be obtained free of charge at the SEC’s internet site, http://www.sec.gov. Copies of the documents F.N.B. has filed with the SEC may be obtained, free of charge, by contacting James G. Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317; and copies of the documents OBA has filed with the SEC may be obtained by contacting Charles E. Weller, President and Chief Executive Officer, OBA Financial Services, Inc., 20300 Seneca Meadows Parkway, Germantown, MD 20876, telephone: (301) 916-0742.

F.N.B. and OBA and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of OBA in connection with the merger. Information concerning such participants’ ownership of OBA common stock will be set forth in the Proxy Statement/Prospectus regarding the merger when it becomes available. This communication does not constitute an offer of any securities for sale.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger between F.N.B. Corporation and OBA Financial Services, Inc., dated as of April 7, 2014 (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OBA Financial Services, Inc.

DATE: April 10, 2014	By:	/s/ Charles E. Weller
Charles E. Weller
President and Chief Executive Officer